Exhibit 10.2

------------------------------------------------------------------------------------------------------
BORROWER NAME AND ADDRESS          LENDER NAME AND ADDRESS             LOAN DESCRIPTION
FFD FINANCIAL CORPORATION          THE HOME LOAN SAVINGS BANK
321 NORTH WOOSTER AVENUE           413 MAIN ST                         Number  01-85-615048
DOVER, OH 44622                    COSHOCTON, OH 43812-1547            Amount  $1,000,000.00
                                                                       Date  10-29-2008

[ ] Refer to the attached Signature Addendum, incorporated herein, for additional Borrowers and their signatures.

-------------------------------------------------------------------------------
                           COMMERCIAL LOAN AGREEMENT
-------------------------------------------------------------------------------
LOAN STRUCTURE. This Commercial Loan Agreement (Agreement) contemplates [ ] a single advance term Loan [ ] a multiple advance draw Loan [X] a revolving multiple advance draw Loan. The principal balance will not exceed $1,000,000.00. Borrower will pay down a revolving draw Loan's outstanding Principal to NA (Pay Down Balance) NA (Time Period). This Loan is for [ ] agricultural [X] business purposes.
[ ] Borrower may not voluntarily prepay the Loan in full at any time.
[X] Borrower may prepay the Loan under the following terms and conditions (Any partial prepayment will not excuse any later scheduled payments until the Loan is paid in full.):

[X] LATE CHARGES. If a payment is made more than 10 days after it is due, Borrower will pay a late charge of 5.000% of the payment amount with a min of $25.00

_______________________________________________________________________________
FEES. Borrower agrees to pay the following fees in connection with this Loan at closing or as otherwise requested by Lender: $250 LOAN ORIGINATION PAID AT CLOSING.

REQUESTS FOR ADVANCES. Borrower authorizes Lender to honor a request for an advance from Borrower or any person authorized by Borrower. The requests for an advance must be in writing, by telephone, or any other manner agreed upon by Borrower and Lender, and must specify the requested amount and date and be accompanied with any agreements, documents, and instruments that Lender requires for the Loan. Lender will make same day advances, on any day that Lender is open for business, when the request is received before 4:30 PM MONDAY THRU FRIDAY/12:00N ON SATURDAY (Advance Cut-Off Time). Lender will disburse the advance into Borrower's demand deposit account (if any), account number_________________________ , or in any other agreed upon manner. All advances will be made in United States dollars.
  [ ] These requests must be made by at least_____________(Number Required To
      Draw) persons, acting together, of those persons authorized to act on Borrower's behalf,
  [ ] Advances will be made in the amount of at least $________________________
      (Minimum Amount Of Advance).
  [ ] Advances will be made no more frequently than______________
      (Minimum Frequency Of Advance).
  [ ] Discretionary Advances. Lender will make all Loan advances at Lender's sole discretion.
  [X] Obligatory Advances. Lender will make all Loan advances subject to this
      Agreement's terms and conditions.
FINANCIAL INFORMATION. Borrower will prepare and maintain Borrower's financial records using consistently applied generally accepted accounting principles then in effect. Borrower will provide Lender with financial information in a form acceptable to Lender and under the following terms.
      A. Frequency. Annually, Borrower will provide to Lender Borrower's financial statements, tax returns, annual internal audit reports or those prepared by independent accountants within 90 days after the close of each fiscal year. Any annual financial statements that Borrower provides will be [ ] audited statements.
         [ ] reviewed statements. [X] compiled statements.
         [ ] Borrower will provide Lender with interim financial reports on a_________(Monthly, Quarterly) basis, and within. days after the close of this business period. Interim financial statements will be [ ] audited [ ] reviewed [ ] compiled statements.
      B. Requested Information. Borrower will provide Lender with any other information about Borrower's operations, financial affairs and condition within 30 days after Lender's request.
  [ ] C. Leverage Ratio. Borrower will maintain at all times a ratio of total liabilities to tangible net worth, determined under consistently applied generally accepted accounting principles, of______________ (Total Liabilities to Tangible Net Worth Ratio) or less.
  [ ] D. Minimum Tangible Net Worth. Borrower will maintain at all times a total tangible net worth, determined under consistently applied generally accepted accounting principles, of $__________________ (Minimum Tangible Net Worth) or more. Tangible net worth is the amount by which total assets exceed total liabilities, For determining tangible net worth, total assets will exclude all intangible assets, including without limitation goodwill, patents, trademarks, trade names, copyrights, and franchises, and will also exclude any accounts receivable that do not provide for a repayment schedule.
  [ ] E. Minimum Current Ratio. Borrower will maintain at all times a ratio of current assets to current liabilities, determined under consistently applied generally accepted accounting principles, of _________________ (Minimum Current Ratio) or more.
  [ ] F. Minimum Working Capital. Borrower will maintain at all times a working capital, determined under consistently applied generally accepted accounting principles by subtracting current liabilities from current assets, of $________________ (Minimum Working Capital) or more. For this determination, current assets exclude________________________ (Excluded Current Assets). Likewise, current liabilities include (1) all obligations payable on demand or within one year after the date on which the determination is made, and (2) final maturities and sinking fund payments required to be made within one year after the date on which the determination is made, but exclude all liabilities or obligations that Borrower may renew or extend to a date more than one year from the date of this determination.
ATTACHMENTS. The following documents are incorporated by reference into this
Agreement: [ ] Asset Based Financing Agreement addendum dated___________________
[X] Commercial Security Agreement addendum dated 10-29-2008
[X] Other UCC FILING.
                ADDITIONAL COVENANTS - SEE ATTACHED EXHIBIT 'A'
ADDITIONAL TERMS:
[ ] ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR
    FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH
    IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER) AND US (LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT,
    ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS
    WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT. BY
    SIGNING THIS AGREEMENT, THE PARTIES AFFIRM THAT NO UNWRITTEN ORAL
    AGREEMENT EXISTS BETWEEN THEM.
SIGNATURES. By signing under seal, I agree to all the terms and conditions beginning on page 1 through the bottom of page 2 of this Agreement. Borrower also acknowledges receipt of a copy of this Agreement.




BORROWER:

FFD Financial Corporation
-----------------------------------------
Entity Name

/s/ Trent B. Troyer                (Seal)                                 (Seal)
-----------------------------------------     ----------------------------------
Signature TRENT B. TROYER,           Date
PRESIDENT & CEO

/s/ Robert R. Gerber               (Seal)                                 (Seal)
-----------------------------------------    -----------------------------------
Signature ROBERT R. GERBER, SR.      Date
VICE PRESIDENT & CFO

LENDER:
THE HOME LOAN SAVINGS BANK
-----------------------------------------
Entity Name

/s/ Thomas R. Conidi               (Seal)
-----------------------------------------
Signature  Thomas R. Conidi,         Date
EXECUTIVE VICE-PRESIDENT

                                                                  (page 1 of 4)

DEFINITIONS. In this Agreement, the following terms have the following meanings.
Accounting Terms. Accounting terms that are not specifically defined will have their customary meanings under consistently applied generally accepted accounting principles.
Loan. Loan refers to all advances made under the terms of this Agreement.
Loan Documents. Loan Documents include this Agreement and all documents prepared pursuant to the terms of this Agreement including all present and future promissory notes (Notes), security instruments, guaranties, and supporting documentation as modified, amended or supplemented.
Property. Property is any collateral, real, personal or intangible, that secures Borrower's performance of the obligations of this Agreement.
ADVANCES. To the extent permitted by law, Borrower will indemnify Lender and hold Lender harmless for reliance on any request for advance that Lender reasonably believes to be genuine. Lender's records are conclusive evidence as to the number and amount of advances and the Loan's unpaid principal and interest. If any advance results in an overadvance (when the total amount of the Loan exceeds the principal balance) Borrower will pay the overadvance, as requested by Lender. Regarding Borrower's demand deposit account(s) with Lender, Lender may, at its option, consider presentation for payment of a check or other charge exceeding available funds as a request for an advance under this Agreement. Any such payment by Lender will constitute an advance on the Loan.
CONDITIONS. Borrower will satisfy all of the following conditions before Lender makes any advances under this Agreement. If this Agreement provides for discretionary advances, satisfaction of these conditions does not commit Lender to making advances.
No Default. There has not been a default under the Loan Documents nor would a default result from making the advance.
Information. Borrower has provided all required documents, information, certifications and warranties, all properly executed on forms acceptable to Lender.
Inspections. Borrower has accommodated, to Leader's satisfaction, all inspections.
Conditions and Covenants. Borrower has performed and complied with all conditions required for an advance and all covenants in the Loan Documents. Warranties and Representations. The warranties and representations contained in this Agreement are true and correct at the time of making the advance. Financial Statements. Borrower's most recently delivered financial statements and reports are current, complete, true and accurate in all material respects and fairly represent Borrower's financial condition.
Bankruptcy Proceedings. No proceeding under the United States Bankruptcy Code has been commenced by or against Borrower or any of Borrower's affiliates. WARRANTIES AND REPRESENTATIONS. Borrower makes these warranties and representations which will continue as long as this Agreement is in effect. Power. Borrower is duly organized, validly existing and in good standing in all jurisdictions in which Borrower operates. Borrower has the power and authority to enter into this transaction and to carry on its business or activity as it is now being conducted. All persons who are required by applicable law and the governing documents of Borrower have executed and delivered to Lender this Agreement and other Loan Documents.
Authority. The execution, delivery and performance of this Agreement and the obligation evidenced by the Loan Documents are within Borrower's duly authorized powers, has received all necessary governmental approval, will not violate any provision of law or order of court or governmental agency, and will not violate any agreement to which Borrower is a party or to which Borrower or Borrower's property is subject.
Name and Place of Business. Other than previously disclosed in writing to Lender. Borrower has not changed its name or principal place of business within the last ten years and has not used any other trade or fictitious name. Without Lender's prior written consent, Borrower will not use any other name and will preserve Borrower's existing name, trade names and franchises.
No Other Liens. Borrower owns or leases all property that is required for its business and except as disclosed, the property is free and clear of all liens, security interests, encumbrances and other adverse interests.
Compliance With Laws. Borrower is not violating any laws, regulations, rules, orders, judgments or decrees applicable to Borrower or its property, except as disclosed to Lender.
Financial Statements. Borrower represents and warrants that all financial statements Borrower provides fairly represent Borrower's financial condition for the stated periods, are current, complete, true and accurate in all material respects, include all direct or contingent liabilities, and that there has been no material adverse change in Borrower's financial condition, operations or business since the date the financial information was prepared. COVENANTS. Until the Loan and all related debts, liabilities and obligations under the Loan Documents are paid and discharged, Borrower will comply with the following terms, unless Lender waives compliance in writing.
Inspection and Disclosure. Borrower will allow Lender or its agents to enter any of Borrower's premises during mutually agreed upon times, to do the following: (1) inspect, audit, review and obtain copies from Borrower's books, records, orders, receipts, and other business related data; (2) discuss Borrower's finances and business with anyone who claims to be Borrower's creditor; (3) inspect Borrower's Property, audit for the use and disposition of the Property's proceeds; or do whatever Lender decides is necessary to preserve and protect the Property and Lender's interest to the Property. As long as this Agreement is in effect, Borrower will direct all of Borrower's accountants and auditors to permit Lender to examine and make copies of Borrower's records in their possession, and to disclose to Lender any other information that they know about Borrower's financial condition and business operations. Lender may provide Lender's regulator with required information about Borrower's financial condition, operation and business or that of Borrower's parent, subsidiaries or affiliates.
Business Requirements. Borrower will preserve and maintain its present existence and good standing in jurisdictions where Borrower is organized and operates, Borrower will continue its business or activities as presently conducted, by obtaining licenses, permits and bonds where needed. Borrower will obtain Lender's prior written consent before ceasing business or engaging in any line of business that is materially different from its present business. Compliance with Laws. Borrower will not violate any laws, regulations, rules, orders, judgments or decrees applicable to Borrower or Borrower's property, except for those which Borrower challenges in good faith through proper proceedings after providing adequate reserves to fully pay the claim and its appeal should Borrower lose. On request, Borrower will provide Lender with written evidence that Borrower has fully and timely paid taxes, assessments and other governmental charges levied or imposed on Borrower and its income, profits and property. Borrower will adequately provide for the payment of taxes, assessments and other charges that have accrued but are not yet due and payable.
New Organizations. Borrower will obtain Lender's written consent before organizing, merging into, or consolidating with an entity; acquiring all or substantially all of the assets of another; or materially changing legal structure, management, ownership or financial condition.

                                                                  (page 2 of 4)

Other Liabilities. Borrower will not incur, assume or permit any debt evidenced by notes, bonds or similar obligations except debt in existence on the date of this Agreement and fully disclosed to Lender: debt subordinated in payment to Lender on terms acceptable to Leader; accounts payable incurred in the ordinary course of business and paid under customary trade terms or contested in good faith with reserves satisfactory to Lender; or as otherwise agreed to by Lender.
Notice. Borrower will promptly notify Lender of any material change in financial condition, a default under the Loan Documents, or a default under any agreement with a third party which materially and adversely affects Borrower's property, operations or financial condition.
Dispose of No Assets. Without Lender's prior written consent, Borrower will not sell, lease, assign, or otherwise distribute all or substantially all of its assets.
Insurance. Borrower will obtain and maintain insurance with insurers in amounts and coverages that are acceptable to Lender and customary with industry practice. This may include without limitation credit insurance, insurance policies for public liability, fire, hazard and extended risk, workers compensation, and, at Lender's request, business interruption and/or rent loss insurance. Borrower may obtain insurance from anyone Borrower wants that is acceptable to Lender. Borrower's choice of insurance provider will not affect the credit decision or interest rate. At Lender's request, Borrower will deliver to Lender certified copies of all of these insurance policies, binders or certificates. Borrower will obtain and maintain a mortgagee or loss payee endorsement for Lender when these endorsements are available. Borrower will require all insurance policies to provide at least 10 days prior written notice to Lender of cancellation or modification. Borrower consents to Lender using or disclosing information relative to any contract of insurance required for the Loan for the purpose of replacing this insurance. Borrower also authorizes its insurer and Lender to exchange all relevant information related to any contract of insurance executed as required by any Loan Documents.
Property Maintenance. Borrower will keep property that is necessary or useful in its business in good working condition by making all needed repairs, replacements and improvements and by making payments due on the property. DEFAULT. If the Loan is payable on demand, Lender may demand payment at any time whether or not any of the following events have occurred. Borrower will be in default if any one or more of the following occur. (1) Borrower fails to make a payment in full when due. (2) Borrower makes an assignment for the benefit of creditors or becomes insolvent, either because Borrower's liabilities exceed its assets or Borrower is unable to pay debts as they become due; or Borrower petitions for protection under any bankruptcy, insolvency or debtor relief laws, or is the subject of such a petition or action and fails to have the petition or action dismissed within a reasonable period of time. (3) Borrower fails to perform any condition or to keep any promise or covenant on this Agreement or any debt or agreement Borrower has with Lender. (4) A default occurs under the terms of any instrument evidencing or pertaining to this Agreement. (5) If Borrower is a producer of crops, Borrower fails to plant, cultivate and harvest crops in due season. (6) Any loan proceeds are used for a purpose that will contribute to excessive erosion of highly erodible land or to the conversion of wetlands to produce an agricultural commodity, as further explained by federal law. (7) Anything else happens that either significantly impairs the value of the Property or, unless controlled by the New Jersey Banking Law, causes Lender to reasonably believe that Lender will have difficulty collecting the Loan.
REMEDIES. After Borrower defaults, and after Lender gives any legally required notice and opportunity to cure, Lender may at its option use any and all remedies Lender has under, state or federal law or in any of the Loans Documents, including, but not limited to, terminating any commitment or obligation to make additional advances or making all or any part of the amount owing immediately due. Lender may set-off any amount due and payable under the terms of the Loan against Borrower's right to receive money from Lender, unless prohibited by applicable law. Except as otherwise required by law, by choosing any one or more of these remedies Lender does not give up Lender's right to use any other remedy. Lender does not waive a default if Lender chooses not to use a remedy, and may later use any remedies if the default continues or occurs again.
COLLECTION EXPENSES AND ATTORNEYS' FEES. To the extent permitted by law, Borrower agrees to pay all expenses of collection, enforcement and protection of Lender's rights and remedies under this Agreement. Expenses include, but are not limited to, reasonable attorneys' fees including attorney fees as permitted by the United States Bankruptcy Code, court costs and other legal expenses. These expenses will bear interest from the date of payment until paid in full at the contract interest rate then in effect for the Loan. FL: Attorneys' fees will be 10 percent of the principal sum, due or a larger amount as the court judges as reasonable and just. GA: Attorneys' fees will be 15 percent of the principal and interest owing.
GENERAL PROVISIONS. This Agreement is governed by the laws of the jurisdiction where Lender is located, the United States of America and to the extent required, by the laws of the jurisdiction where the Property is located.
Joint And Individual Liability And Successors. Each Borrower, individually, has the duty of fully performing the obligations on the Loan. Lender can sue all or any of the Borrowers upon breach of performance. The duties and benefits of this Loan will bind and benefit the successors and assigns of Borrower and Lender.
Amendment, Integration And Severability. The Loan Documents may not be amended or modified by oral agreement. Borrower agrees that any party signing this Agreement as Borrower is authorized to modify the terms of the Loan Documents. Borrower agrees that Lender may inform any party who guarantees this Loan of any Loan accommodations, renewals, extensions, modification, substitutions, or future advances. The Loan Documents are the complete and final expression of the understanding between Borrower and Lender. If any provision of the Loan Documents is unenforceable, then the unenforceable provision will be severed and the remaining provisions will be enforceable.
Waivers And Consent. Borrower, to the extent permitted by law, consents to certain actions Lender may take, and generally waives defenses that may be available based on these actions or based on the status of a party to the Loan. Lender may renew or extend payments on the Loan. Lender may release any borrower, endorser, guarantor, surety, or any other co-signer. Lender may release, substitute, or impair any Property securing the Loan. Lender's course of dealing, or Lender's forbearance from, or delay in, the exercise of any of Lender's rights, remedies, privileges, or right to insist upon Borrower's strict performance of any provisions contained in the Loan Documents, will not be construed as a waiver by Lender, unless the waiver is in writing and signed by Lender. Lender may participate or syndicate the Loan and share any information that Lender decides is necessary about Borrower and the Loan with the other participants.
Interpretation. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Agreement. Unless otherwise indicated, the terms of this Agreement shall be construed in accordance with the Uniform Commercial Code.
Notice. Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party's address listed in this Agreement, or to any other address designated in writing. Notice to one party will be deemed to be notice to all parties. Time is of the essence.

                                                                  (page 3 of 4)

 ATTACHED TO AND MADE A PART OF PROMISSORY NOTE AND COMMERCIAL LOAN AGREEMENT
 ----------------------------------------------------------------------------
        DATED 10/29/08 FOR FFD FINANCIAL. CORPORATION, LN#01-85-615048.
        ---------------------------------------------------------------
                                   COVENANTS
                                   ---------
FINANCIAL COVENANTS
-------------------

[X] Receipt and Review of [ ] Monthly [ ] Quarterly [ ] Semi Annual
    [X] Annual Financial Statement- within 30 days
[ ] Internal Financial Statement [ ] Complied [ ] Reviewed [ ] Audited
[ ] Annual Federal Corporate Tax Returns - Signed and Dated - All schedules and K-1 are to be included within 15 days
[ ] Annual Federal Personal Tax Return- Signed and Dated- All Schedules and K-I
    are to be included within 15 days
[ ] Annual Personal Financial Statement - Signed and Dated - Due no later than
    April 30 of each year
[X] Debt Service Coverage Requirement: [ ] 1.30:1
[ ] Minimum Tangible Net worth Requirement__________________________________

NEGATIVE (RESTRICTIVE COVENANTS)
--------------------------------
[ ] Prohibit the Payment of cash dividends, except for "S Corp" Tax Payment
[ ] Prohibit the repurchase, redemption or retirement of Capital Stock
[ ] Prohibit Loans or advances to insiders, subsidiaries or affiliates
[ ] Prohibit New Debt for borrowed money secured or unsecured or capitalized lease without the express written consent of Home Loan Savings Bank
[ ] Leverage Ratio not to exceed.___________________
[ ] Prohibit Payments Principal Interest on Shareholder or Officer Notes
[ ] No Capital Expenditure above the agreed amount of $_______________(Annually) NON FINANCIAL CONVENANTS
------------------------
[X} No sale of collateral without an agreement in value with the account officer at Home Loan Savings Bank
[X] No Assets should be pledged without the express written consent of the account officer at Home Loan Savings Bank
[X] Funds cannot be used for any personal or business activity outside the normal course of business
[ ] Maintenance of Appraisals on certain Assets
REPORTING ITEMS
---------------
[ ] Annual Rent Roll date fiscal year end 12-31-XX and is due no later than
    March 1
[ ] Accounts Receivable Aging       [ ] Quarterly due within 45 days
[ ] Accounts Payable Aging          [ ] Quarterly due within 45 days
[ ] Inventory Detail                [ ] Quarterly [ ] Semi Annual [ ]Annual due
[ ] Annual List of Borrowers Debt        within 45 days

Borrowers: FFD Financial Corporation         Lender: The Home Loan Savings Bank

/s/Trent B. Troyer
-----------------------------------------    ----------------------------------
Trent B. Troyer, President & CEO             Thomas R. Conidi, Executive
                                             Vice President

/s/Robert R. Gerber
-----------------------------------------
Robert R. Gerber, Sr. Vice President &CFO

                                                                  (page 4 of 4)

 -------------------------------------------------------------------------------------------------------------------
| FFD FINANCIAL CORPORATION              | THE HOME LOAN SAVINGS BANK               | Loan Number 01-85-615048      |
| 321 NORTH WOOSTER AVENUE               | 413 MAIN ST                              |             ----------------  |
| DOVER, OH  44622                       | COSHOCTON, OH  43812-1547                | Date 10-28-2008               |
|                                        |                                          |      -----------------------  |
|                                        |                                          | Maturity Date on demand       |
|                                        |                                          |               --------------  |
|                                        |                                          | Loan Amount $1,000,000.00     |
|                                        |                                          |             ----------------  |
|                                        |                                          | Renewal Of                    |
|                                        |                                          |           ------------------  |
|       BORROWER'S NAME AND ADDRESS      |         LENDER'S NAME AND ADDRESS        |                               |
|    "I" includes each borrower above,   |  "You" means the lender, its successors  |                               |
|   jointly and severally.               |               and assigns.               |                               |
 -------------------------------------------------------------------------------------------------------------------

For value received, I promise to pay to you, or your order, at your address listed above the PRINCIPAL sum of one million and no/100_______________________ Dollars $1,000,000.00
[ ] Single Advance: I will receive all of this principal sum on_______________.
    No additional advances are contemplated under this note.
[X] Multiple Advance: The principal sum shown above is the maximum amount of principal I can borrow under this note. On 10-29-2008
         I will receive the amount of $___________ and future principal advances are contemplated.
    Conditions: The conditions for future advances are CUSTOMER TO SIGN REQUEST FOR ADVANCE FORM

    ___________________________________________________________________________

    ___________________________________________________________________________

    [X] Open End Credit: You and I agree that I may borrow up to the maximum amount of principal more than one time. This feature is subject to all other conditions and expires on ON DEMAND/ANNUAL REVIEWS.
    [ ] Closed End Credit: You and I agree that I may borrow up to the maximum only one time (and subject to all other conditions).
INTERESTS: I agree to pay interest on the outstanding principal balance from 10-29-2008 at the rate of 5.000% per year until 10-30-2008.
[X] Variable Rate: This rate may then change as stated below.
    [X] Index Rate: The future rate will be 0.500 percent above the following index rate: the base rate on corporate loans posted by at least 75% of the 30 largest U.S. banks known as the Wall Street Journal U.S. Prime Rate.
    [ ] No Index: The future rate will not be subject to any internal or external index. It will be entirely in your control.
    [X] Frequency and Timing: The rate on this note may change as often as every day beginning 10-30-2008.
            A change in the interest rate will take effect On the following day.
    [X] Limitations: During the term of this loan, the applicable annual interest rate will not be more than 24.000% or less than 5.000%. The rate may not change more than _____% each __________________________.
    Effect of Variable Rate: A change in the interest rate will have the following effect on the payments:
    [X] The amount of each scheduled payment will change.
    [X] The amount of the final payment will change.
    [ ] ____________________________________________________________________.
ACCRUAL METHOD: Interest will be calculated on a Actual/360 basis.
POST MATURITY RATE: I agree to pay interest on the unpaid balance of this note owing after maturity, and until paid in full, as stated below:
    [X] on the same fixed or variable rate basis in effect before maturity (as indicated above).
    [ ] at a rate equal to_____________________________________________________.
[X] LATE CHARGE: If a payment is made more than 10 days after it is due, I agree to pay a late charge of 5.000% of the payment amount with a min of $25.00.
[X] ADDITIONAL CHARGES: In addition to interest, I agree to pay the following charges which [ ] are [X] are not included in the principal amount above:_______________________________________________.
PAYMENTS: I agree to pay this note as follows:

Monthly payments of accrued interest calculated on the amount of credit outstanding beginning on 11-28-2008. Principal plus any unpaid interest due upon demand.




ADDITIONAL TERMS:
$8.00 RETURNED PAYMENT
ADDITIONAL COVENANTS - SEE ATTACHED EXHIBIT "A"


                                                                  SIGNATURES: I AGREE TO THE TERMS OF THIS NOTE (INCLUDING
                                                                  THOSE ON PAGE 2). I have received a copy on today's date.
 ------------------------------------------------------------    ------------------------------------------------------------
| [X] SECURITY: This note is separately secured by (describe |  | IN THIS NOTICE "YOU" MEANS THE BORROWER.                   |
| separate document by type and date): A BUSINESS SECURITY   |  |                                                            |
| AGREEMENT DATED 10/29/08 IN THE AMOUNT OF $1,000,000.00    |  |     WARNING: BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT  |
| WHICH MATURES ON DEMAND AND UCC FILING.                    |  | TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A     |
|                                                            |  | COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR |
|                                                            |  | KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT |
| (This section is for your internal use. Failure to list a  |  | FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE |
| separate security document does not mean the agreement     |  | CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE |
| will not secure this note.)                                |  | ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER     |
|                                                            |  | CAUSE.                                                     |
 ------------------------------------------------------------    ------------------------------------------------------------
 PURPOSE: The purpose of this loan is REPURCHASE  SHARES OF
 COMMON STOCK.


Signature for Lender                                              FFD FINANCIAL CORPORATION

                                                                  /s/ Trent B. Troyer
                                                                  -----------------------------------------------------------
                                                                  TRENT B. TROYER, PRESIDENT & CEO

/s/ Thomas R. Conidi                                              /s/ Robert R. Gerber
-------------------------------------------------------------     -----------------------------------------------------------
Thomas R. Conidi, EXECUTIVE VICE-PRESIDENT                        ROBERT R. GERBER, SR. VICE PRESIDENT & CFO

-------------------------------------------------------------     -----------------------------------------------------------

                                                                  -----------------------------------------------------------

                                                                                                                (Page 1 of 2)

DEFINITIONS: As used on page 1, [X] means the terms that apply to this loan. "I," "me" or "my" means each Borrower who signs this note and each other person or legal entity (including guarantors, endorsers, and sureties) who agrees to pay this note (together referred to as "us"). "You" or "your" means the Lender and its successors and assigns.
APPLICABLE LAW: The law of the state of Ohio will govern this note. Any term of this note which is contrary to applicable law will not be effective, unless the law permits you and me to agree to such a variation. If any provision of this agreement cannot be enforced according to its terms, this fact will not affect the enforceability of the remainder of this agreement. No modification of this agreement may be made without your express written consent. Time is of the essence in this agreement.
COMMISSIONS OR OTHER REMUNERATION: I understand and agree that any insurance premiums paid to insurance companies as part of this note will involve money retained by you or paid back to you as commissions or other remuneration.
    In addition, I understand and agree that some other payments to third parties as part of this note may also involve money retained by you or paid back to you as commissions or other remuneration.
PAYMENTS: Each payment I make on this note will first reduce the amount I owe you for charges which are neither interest nor principal. The remainder of each payment will then reduce accrued unpaid interest, and then unpaid principal. If you and I agree to a different application of payments, we will describe our agreement on this note. I may prepay a part of, or the entire balance of this loan without penalty, unless we specify to the contrary on this note. Any partial prepayment will not excuse or reduce any later scheduled payment until this note is paid in full (unless, when I make the prepayment, you and I agree in writing to the contrary).
INTEREST: Interest accrues on the principal remaining unpaid from time to time, until paid in full. If I receive the principal in more than one advance, each advance will start to earn interest only when I receive the advance. The interest rate in effect on this note at any given time will apply to the entire principal advance at that time. Notwithstanding anything to the contrary, I do not agree to pay and you do not intend to charge any rate of interest that is higher than the maximum rate of interest you could charge under applicable law for the extension of credit that is agreed to here (either before or after maturity). If any notice of interest accrual is sent and is in error, we mutually agree to correct it, and if you actually collect more interest than allowed by law and this agreement, you agree to refund it to me.
INDEX RATE: The index will serve only as a device for setting the rate on this note. You do not guarantee by selecting this index, or the margin, that the rate on this note will be the same rate you charge on any other loans or class of loans to me or other borrowers.
ACCRUAL METHOD: The amount of interest that I will pay on this loan will be calculated using the interest rate and accrual method stated on page 1 of this note. For the purpose of interest calculation, the accrual method will determine the number of days in a "year." If no accrual method is stated, then you may use any reasonable accrual method for calculating interest.
POST MATURITY RATE: For purposes of deciding when the "Post Maturity Rate" (shown on page 1) applies, the term "maturity" means the date of the last scheduled payment indicated on page 1 of this note or the date you accelerate payment on the note, whichever is earlier.
SINGLE ADVANCE LOANS: If this is a single advance loan, you and I expect that you will make only one advance of principal. However, you may add other amounts to the principal if you make any payments described in the "PAYMENTS BY LENDER" paragraph below.
MULTIPLE ADVANCE LOANS: If this is a multiple advance loan, you and I expect that you will make more than one advance of principal. If this is closed end credit, then repaying a part of the principal will not entitle me to additional credit.
PAYMENTS BY LENDER: If you are authorized to pay, on my behalf, charges I am obligated to pay (such as property insurance premiums), then you may treat those payments made by you as advances and add them to the unpaid principal under this note, or you may demand immediate payment of the charges.
SET-OFF: I agree that you may set off any amount due and payable under this note against any right I have to receive money from you.
    "Right to receive money from you" means:
    (1) any deposit account balance I have with you;
    (2) any money owed to me on an item presented to you or in your possession for collection or exchange; and
    (3) any repurchase agreement or other nondeposit obligation.
    "Any amount due and payable under this note" means the total amount of which you are entitled to demand payment under the terms of this note at the time you set off. This total includes any balance the due date for which you properly accelerate under this note.
    If my right to receive money from you is also owned by someone who has not agreed to pay this note, your right of set-off will apply to my interest in the obligation and to any other amounts I could withdraw on my sole request or endorsement. Your right of set-off does not apply to an account or other obligation where my rights are only as a representative. It also does not apply to any Individual Retirement Account or other tax-deferred retirement account.
    You will not be liable for the dishonor of any check when the dishonor occurs because you set off this debt against any of my accounts. I agree to hold you harmless from any such claims arising as a result of your exercise of your right of set-off.
REAL ESTATE OR RESIDENCE SECURITY: If this note is secured by real estate or a residence that is personal property, the existence of a default and your remedies for such a default will be determined by applicable law, by the terms of any separate instrument creating the security interest and, to the extent not prohibited by law and not contrary to the terms of the separate security instrument, by the "Default" and "Remedies" paragraphs herein.
DEFAULT: I will be in default if any one or more of the following occur: (1) I fail to make a payment on time or in the amount due; (2) I fail to keep the property insured, if required; (3) I fail to pay, or keep any promise, on any debt or agreement I have with you; (4) any other creditor of mine attempts to collect any debt I owe him through court proceedings; (5) I die, am declared incompetent, make an assignment for the benefit of creditors, or become insolvent (either because my liabilities exceed my assets or I am unable to pay my debts as they become due); (6) I make any written statement or provide any financial information that is untrue or inaccurate at the time it was provided;
(7) I do or fail to do something which causes you to believe that you will have difficulty collecting the amount I owe you; (8) any collateral securing this note is used in a manner or for a purpose which threatens confiscation by a legal authority; (9) I change my name or assume an additional name without first notifying you before making such a change; (10) I fail to plant, cultivate and harvest crops in due season; (11) any loan proceeds are used for a purpose that will contribute to excessive erosion of highly erodible land or to the conversion of wetlands to produce an agricultural commodity, as further explained in 7 C.F.R. Part 1940, Subpart G, Exhibit M.
REMEDIES: If I am in default on this note you have, but are not limited to, the following remedies:
    (1) You may demand immediate payment of all I owe you under this note (principal, accrued unpaid interest and other charges).
    (2) You may set off this debt against any right I have to the payment of money from you, subject to the terms of the "Set-Off" paragraph herein.
    (3) You may demand security, additional security, or additional parties to be obligated to pay this note as a condition for not using any other remedy,
    (4) You may refuse to make advances to me or allow purchases on credit by me.
    (5) You may use any remedy you have under state or federal law.
    By selecting any one or more of these remedies you do not give up your right to later use any other remedy. By waiving your right to declare an event to be a default, you do not waive your right to later consider the event as a default if it continues or happens again.
COLLECTION COSTS AND ATTORNEY'S FEES: I agree to pay all costs of collection, replevin or any other or similar type of cost if I am in default. In addition, if you hire an attorney to collect this note, I also agree to pay any fee you incur with such attorney plus court costs (except where prohibited by law). To the extent permitted by the United States Bankruptcy Code, I also agree to pay the reasonable attorney's fees and costs you incur to collect this debt as awarded by any court exercising jurisdiction under the Bankruptcy Code.
WAIVER: I give up my rights to require you to do certain things, I will not require you to:
    (1) demand payment of amounts due (presentment);
    (2) obtain official certification of nonpayment (protest); or
    (3) give notice that amounts due have not been paid (notice of dishonor).
    I waive any defenses I have based on suretyship or impairment of collateral.
OBLIGATIONS INDEPENDENT: I understand that I must pay this note even if someone else has also agreed to pay it (by, for example, signing this form or a separate guarantee or endorsement). You may sue me alone, or anyone else who is obligated on this note, or any number of us together, to collect this note. You may do so without any notice that it has not been paid (notice of dishonor). You may without notice release any party to this agreement without releasing any other party. If you give up any of your rights, with or without notice, it will not affect my duty to pay this note. Any extension of new credit to any of us, or renewal of this note by all or less than all of us will not release me from my duty to pay it. (Of course, you are entitled to only one payment in full). I agree that you may at your option extend this note or the debt represented by this note, or any portion of the note or debt, from time to time without limit or notice and for any term without affecting my liability for payment of the note. I will not assign my obligation under this agreement without your prior written approval.
FINANCIAL INFORMATION: I agree to provide you, upon request, any financial statement or information you may deem necessary. I warrant that the financial statements and information I provide to you are or will be accurate, correct and complete.
NOTICE: Unless otherwise required by law, any notice to me shall be given by delivering it or by mailing it by first class mail addressed to me at my last known address. My current address is on page 1. I agree to inform you in writing of any change in my address. I will give any notice to you by mailing it first class to your address stated on page 1 of this agreement, or to any other address that you have designated.
CONFESSION OF JUDGMENT: In addition to your remedies listed herein, I authorize any attorney to appear in a court of record and confess judgment, without process, against me, in favor of you, for any sum unpaid and due on this note, together with costs of suit.

-------------------------------------------------------------------------------------------------------------------
               |             |  BORROWER'S  |             |             |            |            |
    DATE OF    |  PRINCIPAL  |   INITIALS   |  PRINCIPAL  |  PRINCIPAL  |  INTEREST  |  INTEREST  |    INTEREST
  TRANSACTION  |   ADVANCE   |(not required)|  PAYMENTS   |   BALANCE   |    RATE    |  PAYMENTS  |  PAID THROUGH
-------------------------------------------------------------------------------------------------------------------
               |$            |              |$            |$            |         %  |$           |
-------------------------------------------------------------------------------------------------------------------
               |$            |              |$            |$            |         %  |$           |
-------------------------------------------------------------------------------------------------------------------
               |$            |              |$            |$            |         %  |$           |
-------------------------------------------------------------------------------------------------------------------
               |$            |              |$            |$            |         %  |$           |
-------------------------------------------------------------------------------------------------------------------
               |$            |              |$            |$            |         %  |$           |
-------------------------------------------------------------------------------------------------------------------
               |$            |              |$            |$            |         %  |$           |
-------------------------------------------------------------------------------------------------------------------
               |$            |              |$            |$            |         %  |$           |
-------------------------------------------------------------------------------------------------------------------
               |$            |              |$            |$            |         %  |$           |
-------------------------------------------------------------------------------------------------------------------
               |$            |              |$            |$            |         %  |$           |
-------------------------------------------------------------------------------------------------------------------
               |$            |              |$            |$            |         %  |$           |
-------------------------------------------------------------------------------------------------------------------
               |$            |              |$            |$            |         %  |$           |
-------------------------------------------------------------------------------------------------------------------

                                                                                                      (Page 2 of 2)